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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
RegeneRx Biopharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Allan L. Goldstein Ph.D. Chairman and Chief Scientific Officer

May 9, 2008

Dear Fellow Stockholder:

        You are cordially invited to attend the 2008 Annual Meeting (the "Meeting") of Stockholders of RegeneRx Biopharmaceuticals, Inc. (the "Company"), to be held at 10:00 a.m., Eastern Daylight Savings time, on Wednesday, July 2, 2008, at the offices of Cooley Godward Kronish LLP, One Freedom Square, Reston Town Center, 11951 Freedom Drive, Reston, VA.

        An important aspect of the Meeting process is the stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process. Stockholders are being asked to consider and vote upon: (i) the election of six directors of the Company, (ii) the amendment of the Company's Amended and Restated 2000 Stock Option and Incentive Plan, as amended (the "Plan") to increase the shares of the Company's common stock, par value $0.001 (the "Common Stock") authorized for issuance under the Plan by 2.3 million shares to an aggregate of 6.5 million shares and (iii) the ratification of the appointment of Reznick Group, P.C. ("Reznick") as the Company's independent auditors for the year ending December 31, 2008.

        The Board of Directors has determined that the matters to be considered at the Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote "FOR" each of the nominees as directors specified under Proposal 1; "FOR" the amendment of the Plan under Proposal 2; and "FOR" the ratification of the independent auditors specified under Proposal 3.

        I encourage you to attend the Meeting in person. Whether or not you plan to attend, please vote your shares and sign and return the enclosed proxy statement as promptly as possible. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the Meeting.

        Your Board of Directors and management are committed to the success of the Company and the enhancement of the value of your investment. I want to express my appreciation for your confidence and support.

Very truly yours,

Allan L. Goldstein, Ph.D.
 Chairman of the Board

RegeneRx Biopharmaceuticals, Inc. -- 3 Bethesda Metro Center, Suite 630, Bethesda, MD 20814
PHONE 301.280.1992 -- FAX 301.280.1996 -- WEB www.regenerx.com

REGENERX BIOPHARMACEUTICALS, INC.
3 Bethesda Metro Center, Suite 630
Bethesda, Maryland 20814
(301) 280-1992

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On July 2, 2008

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of RegeneRx Biopharmaceuticals, Inc., a Delaware corporation (the "Company"). The meeting will be held on Wednesday, July 2, 2008 at 10:00 a.m. local time at the offices of Cooley Godward Kronish LLP, One Freedom Square, Reston Town Center, 11951 Freedom Drive, Reston, VA, for the following purposes:

  1.
  To elect six directors to serve until the 2009 Annual Meeting of Stockholders and until their successors are elected and qualified.

  2.
  To approve an amendment to the Company's Amended and Restated 2000 Stock Option and Incentive Plan, as amended (the "Plan"), to increase the aggregate number of shares of the Company's common stock, par value $0.001 (the "Common Stock") authorized for issuance under the Plan by 2.3 million shares to an aggregate of 6.5 million shares.

  3.
  To ratify the selection by the Audit Committee of the Board of Directors of Reznick Group, P.C. ("Reznick") as independent auditors of the Company for its fiscal year ending December 31, 2008.

  4.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual Meeting is May 8, 2008. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Allan L. Goldstein, Ph.D. Chairman of the Board
Bethesda, Maryland May 9, 2008

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

REGENERX BIOPHARMACEUTICALS, INC.
3 Bethesda Metro Center, Suite 630
Bethesda, Maryland 20814
(301) 280-1992

PROXY STATEMENT
FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

July 2, 2008

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

        You have received this proxy statement and the enclosed proxy card because the Board of Directors (the "Board of Directors" or the "Board") of RegeneRx Biopharmaceuticals, Inc. ("we," "us," "our," the "Company" or "RegeneRx") is soliciting your proxy to vote at the 2008 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

        We intend to mail this proxy statement and accompanying proxy card on or about May 15, 2008 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

        Only stockholders of record at the close of business on May 8, 2008 will be entitled to vote at the annual meeting. On this record date, there were 51,553,527 shares of Common Stock outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        If on May 8, 2008 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on May 8, 2008 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

        There are three matters scheduled for a vote:

  •
  Election of six directors;

  •
  Approval of an amendment (the "Amendment") to our Amended and Restated 2000 Stock Option and Incentive Plan, as amended (the "Plan"), under which the number of shares of our common stock, par value $0.001 per share (the "Common Stock"), authorized for issuance under the Plan would be increased by 2.3 million share to an aggregate of 6.5 million shares; and

  •
  Ratification of Reznick Group, P.C. (sometimes referred to as Reznick) as our independent auditors for the fiscal year ending December 31, 2008.

How do I vote?

        You may either vote "For" all the nominees to the Board or you may "Withhold" your vote for any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are fairly simple:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

  •
  To vote in person, come to the annual meeting and the we will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of Common Stock you own as of May 8, 2008.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of all six nominees for director, "FOR" the Amendment of the Plan to increase the shares of our Common Stock authorized for issuance under the Plan by 2.3 million shares to an aggregate of 6.5 million shares and "FOR" the ratification of the appointment of Reznick as our independent auditors. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy or revoke my proxy?

  •
  Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may send a timely written notice that you are revoking your proxy to the Company's Secretary at 3 Bethesda Metro Center, Suite 630, Bethesda, Maryland 20814.

  •
  You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year's annual meeting?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by January 15, 2009, to the Company's Secretary at 3 Bethesda Metro Center, Suite 630, Bethesda, Maryland 20814. If you wish to bring a matter before the stockholders at next year's annual meeting outside of our proxy materials and you do not notify us before March 31, 2009, for all proxies we receive, the proxyholders will have discretionary authority to vote on the matter, including discretionary authority to vote in opposition to the matter.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and "Withhold" and, with respect to proposals other than the election of directors, "Against" votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are "broker non-votes"?

        Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. Under the rules and interpretations of the New York Stock Exchange ("NYSE"), "non-routine" matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of shareholders, such as mergers or shareholder proposals.

How many votes are needed to approve each proposal?

  •
  For the election of directors, the six nominees receiving the most "For" votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes "For" or "Withheld" will affect the outcome.

  •
  To be approved, Proposal No. 2, the Amendment of the Plan to increase the shares of our Common Stock authorized for issuance under the Plan by 2.3 million shares to an aggregate of 6.5 million shares, must receive "For" votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

  •
  To be approved, Proposal No. 3, the ratification of the appointment of Reznick as our independent auditors, must receive "For" votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy. On the record date, there were 51,553,527 shares outstanding and entitled to vote. Thus, the holders of 25,776,769 shares must be present in person or represented by proxy at the meeting or by proxy to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the third quarter of 2008.

How can I obtain a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2007?

        A copy of the Company's annual report (the "Annual Report") to the Securities and Exchange Commission (the "SEC") on Form 10-K for the fiscal year ended December 31, 2007 is available without charge upon written request to: Secretary at 3 Bethesda Metro Center, Suite 630, Bethesda, Maryland 20814. You can also download an electronic copy of the Annual Report from www.regenerx.com.

Proposal 1

Election Of Directors

        The Company's Board of Directors consists of six directors. There are six nominees for director this year. Each director to be elected will hold office until the next Annual Meeting of Stockholders and until his or her successor is elected and qualified, or, if sooner, until the director's death, resignation or removal. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. It is the Company's policy to encourage nominees for directors to attend the Annual Meeting. All of the directors attended the 2007 Annual Meeting of Stockholders.

        Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The six nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares may be voted for the election of a substitute nominee proposed by the Company. Each person nominated for election has agreed to serve if elected. The Company's management has no reason to believe that any nominee will be unable to serve.

Nominees

        The following is a brief biography of each nominee for director.

Name	Age	Principal Occupation/Position Held	Director since
Allan Goldstein	70	Chairman of the Department of Biochemistry and Molecular Biology, The George Washington University School of Medicine and Health Sciences. Founder of RegeneRx, Chairman of the Board and Chief Scientific Advisor	1982
J.J. Finkelstein	56	President and Chief Executive Officer of RegeneRx	2002
Rick Hindin	65	Principal stockholder, Chicken Out Rotisserie Inc.	2002
Joseph McNay	74	Chairman, Chief Investment Officer and Managing Principal of Essex Investment Management Company, LLC	1987
Mauro Bove	53	Head of Corporate & Business Development and Director of Sigma-Tau Finanziaria S.p.A., and certain Sigma-Tau affiliates	2004
L. Thompson Bowles	76	Retired, thoracic surgeon and former Dean of Medicine and Professor of Surgery at The George Washington University School of Medicine and Health Sciences	2006

        Dr. Goldstein has served as the Chairman of the Company's Board of Directors and Chief Scientific Advisor since he founded the Company in 1982. Dr. Goldstein has since 1978 served as a Professor of Biochemistry and Chairman of the Department of Biochemistry and Molecular Biology at the George Washington University ("GWU") School of Medicine and Health Sciences. Dr. Goldstein is a recognized expert in the field of immunology and protein chemistry, having authored more than 428 scientific articles in professional journals. He is also the inventor on over 15 U.S. Patents. Dr. Goldstein discovered several important compounds, including Ta1 and T4, that are either in clinical trials and/or marketed in certain countries around the world. Dr. Goldstein has served on the Board of Trustees of the Sabin Vaccine Institute since 2000 and on the Board of Trustees of the Richard B. and Lynne V. Cheney Cardiovascular Institute since 2006. Dr. Goldstein has also done pioneering work in the area of medical education, developing distance learning programs offered through "Frontiers in Medicine," a medical education series that Dr. Goldstein developed and utilizes in connection with his work at GWU. Dr. Goldstein's spouse is Mr. Finkelstein first cousin.

        Mr. Finkelstein has served as the Company's President and Chief Executive Officer and a member of its Board of Directors since 2002. Mr. Finkelstein also served as the Company's Chief Executive Officer from 1984 to 1989 and as the Vice Chairman of the Company's Board of Directors from 1989 to 1991. Mr. Finkelstein has worked as an executive officer and consultant in the bioscience industry for the past 25 years, including serving from 1989 to 1996 as chief executive officer of Cryomedical Sciences, Inc., a publicly-traded medical device company. Mr. Finkelstein has significant experience in developing early-stage companies. He has been responsible for the regulatory approval and marketing of several medical devices in the U.S. and abroad and has raised more than $80 million in capital to finance these ventures. Mr. Finkelstein has served on the executive committee of the board of directors of the Technology Council of Maryland since 2006 and MdBio, Inc. since 1998, non-profit entities that support bioscience development and education in the State of Maryland. Mr. Finkelstein received a business degree from the University of Texas where he majored in finance.

        Mr. Hindin has served as a member of the Company's Board of Directors since 2002 and as its Secretary since 2004. Mr. Hindin is the principal stockholder of Chicken Out Rotisserie, Inc., which operates 21 restaurants in four states and the District of Columbia. In 1967, Mr. Hindin co-founded Britches of Georgetown, Inc., a clothing retailer specializing in the sale of upscale men's and women's apparel and accessories. Mr. Hindin has served since 1987 as a member and since 1989 as the chairman of the board of directors of The Institute for Advanced Studies in Aging & Geriatric Medicine, IASIA, a non-profit corporation that specializes in disseminating medical information to the public as well as providing the pharmaceutical industry with an independent source for testing vaccines and drugs for the elderly. Since 1990, Mr. Hindin has also served as Chairman of the Board of Hinsilblon Laboratories Ltd., a company based in Cape Coral, Florida which sells odor neutralization products and delivery systems. Since 1987, Mr. Hindin has also served as President of Adworks Inc, a Washington D.C.-based advertising and marketing consulting agency.

        Mr. McNay has served as a member of the Company's Board of Directors since 2002. He is currently Managing Principal, Chairman and Chief Investment Officer of Essex Investment Management Co., which he founded in 1976 and which is now part of Affiliated Managers Group. He has direct portfolio management responsibilities on a variety of funds and on behalf of private clients. He is also a member of the firm's Management Board. Mr. McNay has also served on the board of MPSI, a provider of marketplace data, modeling tools and analytical solutions, since 1982. Prior to founding Essex, Mr. McNay was Executive Vice President and Director of Endowment Management & Research Corp. from 1967. Prior to that, Mr. McNay was Vice President and Senior Portfolio Manager at the Massachusetts Company. Currently he is serving as Trustee of National Public Radio, Trustee of the Dana Farber Cancer Institute, and is a Trustee of the Children's Hospital and a member of the Children's Hospital Investment Committee. He is also a Trustee of the Boston Ballet and an Overseer of the Boston Symphony and the Museum of Fine Arts of Boston and serves on its Investment Committee. He received his A.B. degree from Yale University and his M.B.A. degree from the Wharton School of Finance.

        Mr. Bove has served as a member of the Company's Board of Directors since 2004. Mr. Bove is currently the Head of Corporate & Business Development and serves on the board of Sigma-Tau Finanziaria S.p.A. ("Sigma-Tau"), a leading international pharmaceutical company, and certain Sigma-Tau affiliates, positions he has held for more than five years. Mr. Bove has also held a number of senior positions in business, licensing and corporate development within Sigma-Tau, which has subsidiaries in most European countries and the United States. Mr. Bove has more than 20 years of business and management experience within the pharmaceutical industry. Mr. Bove obtained his law degree at the University of Parma, Italy, in 1980. In 1985, he attended the Academy of American and

International Laws at the International and Comparative Law Center, Dallas, Texas. Sigma-Tau is the Company's largest stockholder.

        Dr. Bowles has served as a member of the Company's Board of Directors since 2006. He retired from his career as a thoracic surgeon in 1988. Dr. Bowles served as Dean of Medicine and Professor of Surgery at GWU School of Medicine and Health Sciences from 1976 to 1988 and as Vice President for Medical Affairs and Executive Dean of the GWU Medical Center from 1988 to 1992. Dr. Bowles previously served as President of the National Board of Medical Examiners, the medical accrediting organization, from 1992 to 2000. He has also served as a member of the National Academy of Sciences Institute of Medicine since 1988 and currently serves as a member of several other national medical societies including: The American College of Surgeons, The American Association for Thoracic Surgery, The Society of Thoracic Surgeons, The American College of Chest Physicians, The American Gerontological Society, The Society of Medical Administrators, The College of Physicians of Philadelphia and The Washington Academy of surgeons. Dr. Bowles has served on the editorial board of a number of medical journals, including the Journal of Medical Education (where he served as chairman for the journal's newly-revised, updated version, Academic Medicine). Dr. Bowles also served as President of the District of Columbia's medical licensing board called the Healing Arts Commission from 1977 to 1979, a member of the National Library of Medicine's Board of Regents from 1982 to 1986 (including two years as chairman from 1984 to 1986), and a member of the Special Medical Advisory Group of Veterans Administration (now the Department of Veterans Affairs) from 1984-1992 (including two years as chairman from 1992 to 1994). Dr. Bowles also served as chairman of the National Committee on Foreign Medical Education and Accreditation from 1994-1996. Dr. Bowles received his medical degree from Duke University and his Ph.D. from New York University.

The Board Of Directors Recommends
A Vote In Favor Of Each Named Nominee.

Information Regarding the Board of Directors and Corporate Governance

Independence of the Board of Directors

        As required under the American Stock Exchange ("AMEX") listing standards, a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by the Board. The Board consults with the Company's outside counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of the AMEX, as in effect from time to time.

        Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following four directors are independent directors within the meaning of the applicable AMEX listing standards: Mr. Hindin, Mr. Bove, Mr. McNay and Dr. Bowles. In making this determination, the Board found that none of the these directors had a material or other disqualifying relationship with the Company. Mr. Finkelstein, the Company's President and Chief Executive Officer, and Dr. Goldstein, the Chairman of the Board, are not independent directors by virtue of their employment with the Company.

Meetings of the Board of Directors

        The Board met four times during the last fiscal year. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member.

Information Regarding Committees of the Board of Directors

        The Board has two standing committees: an Audit Committee and a Compensation Committee. The Board does not have a separate nominating and corporate governance committee. Rather, the independent members of the full Board perform the functions of a nominating and corporate governance committee. The following table provides membership and meeting information for fiscal 2007 for each of the Board's standing committees:

Name	Audit		Compensation
Rick Hindin	X	*	X	*
Joseph McNay	X		X
Mauro Bove			X
L. Thompson Bowles	X		X
Total meetings in fiscal 2007	4		3

        *
        Committee Chairperson

        Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable AMEX rules and regulations regarding "independence" and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.

Audit Committee

        The Audit Committee of the Board consists of Messrs. Hindin and McNay and Dr. Bowles, with Mr. Hindin acting as the Chair. Mr. Hindin was appointed the Chair of the Audit Committee on July 26, 2006. The Audit Committee meets no less than quarterly with management and the independent registered public accounting firm, both jointly and separately, has sole authority to hire and fire the Company's independent registered public accounting firm, and reviews its financial reporting process on behalf of the Board. The Audit Committee met four times during the fiscal year. The Audit Committee operates under a formal written charter available on the Company's website at www.regenerx.com.

        Each member of the Audit Committee is an independent member director in accordance with both Section 803B(2) of the AMEX listing standards and Rule 10A-3 of the Exchange Act. Furthermore, the Board has determined that Messrs. Hindin and McNay qualify as "audit committee financial experts" as defined under SEC rules.

        The Audit Committee pre-approves all audit and non-audit engagement fees, and terms and services. On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the Audit Committee is required. The Audit Committee reviews these requests and advises management and the independent auditors if the Audit Committee pre-approves the engagement of the independent auditors for such projects and services. On a periodic basis, the independent auditors report to the Audit Committee the actual spending for such projects and services compared to the approved amounts.

Report of the Audit Committee of the Board of Directors

        The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2007, with management of the Company. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T and has discussed with the independent auditors the independent auditor's independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report in Form 10-K for the fiscal year ended December 31, 2007.

                      Mr. Rick Hindin
                      Mr. Joseph McNay
                      Dr. L. Thompson Bowles

Compensation Committee

        The Compensation Committee is composed of four directors: Messrs. Hindin, McNay and Bove and Dr. Bowles. Each member of the Company's Compensation Committee is independent in accordance with Section 803A of the AMEX listing standards. The Compensation Committee met three times during the fiscal year. The Compensation Committee has adopted a written charter that is available to stockholders on the Company's website at www.regenerx.com.

        The Compensation Committee of the Board acts on behalf of the Board to review, adopt and oversee the Company's compensation strategy, policies, plans and programs, including:

  •
  establishment of corporate and individual performance objectives relevant to the compensation of the Company's executive officers and other executive officers and Board members and evaluation of performance in light of these stated objectives;

  •
  review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the Company's Chief Executive Officer and the other executive officers; and

  •
  administration of the Company's equity compensation plans and other similar plan and programs.

Compensation Committee Processes and Procedures

        Typically, the Compensation Committee meets at least two times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the certain executive officers, including the Chief Financial Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties, including compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms.

        Historically, the Compensation Committee has made most significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first half of the year. Generally, the Compensation Committee's process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and recommendations of the Compensation Committee's compensation consultant.

Nominating and Corporate Governance

        The Board does not have a standing nominating and corporate governance committee. Instead, pursuant to Section 804 of AMEX listing standards, the independent members of the Board, consisting of Messrs. Hindin, McNay and Bove and Dr. Bowles, are responsible for performing key nominating and corporate governance activities on behalf of the Board, including identifying, reviewing and evaluating candidates to serve as directors of the Company, reviewing and evaluating incumbent directors, selecting candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and developing and maintaining a set of corporate governance principles for the Company. All members of the Board performing the role of a nominating and corporate governance committee are independent (as independence is currently defined in Section 803A of the AMEX listing standards).

        In identifying and evaluating nominees for director, the Board considers whether the candidate has the highest ethical standards and integrity and sufficient education, experience and skills necessary to understand and wisely act upon the complex issues that arise in managing a publicly-held company. To the extent the Board does not have sufficient information to evaluate a candidate, the Board may send a questionnaire to the candidate for completion with sufficient time for Board consideration. The Board will annually assess the qualifications, expertise, performance and willingness to serve of existing directors. If at this time or at any other time during the year the Board determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, a director, designated by the Board will then initiate the search, working with staff support and seeking input from other directors and senior management, and considering any nominees previously submitted by stockholders. After identifying an initial slate of candidates satisfying the qualifications set forth above, the Board will then prioritize the candidates and determine if other directors or senior management have relationships with the preferred candidates and can initiate contacts. To the extent feasible, all of the members of the Board will interview the prospective candidates. Evaluations and recommendations of the interviewers will be submitted to the whole Board for final evaluation. The Board will meet to consider such information and to select candidates for appointment to the Board at the annual meeting. The independent members of the Board nominated the six directors set forth in Proposal for election at the annual meeting.

Nominations For Election To The Board

        While the Board will consider nominees recommended by stockholders, the Board has not actively solicited such nominations. Pursuant to the Company's bylaws, nominations for election as directors by stockholders at a Meeting must be made in writing and delivered to the Company's Secretary not less than fourteen days nor more than fifty days prior to the date of the meeting. If, however, notice of the meeting is given to stockholders less than twenty-one days prior to the meeting, the nominations must be received by the close of business on the seventh day following the day on which notice of the meeting was mailed to stockholders. The Company did not receive any such nominations from stockholders in connection with the annual meeting.

Stockholder Communications With The Board Of Directors

        The Company has established procedures for its security holders to communicate directly with the Board on a confidential basis. Security holders who wish to communicate with the Board or with a particular director may send a letter to the Secretary of the Company at 3 Bethesda Metro Center, Suite 630, Bethesda, Maryland 20814. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Security Holder-Board Communication" or "Security Holder-Director Communication." All such letters must identify the author as a security holder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the directors addressed. If a security holder wishes the communication to be confidential, such security holder must clearly indicate on the envelope that the communication is "confidential." The Secretary will then forward such communication, unopened, to the individual indicated.

Code Of Ethics

        The Board expects all directors, as well as its officers and employees, to act ethically at all times and to adhere to the policies outlined in the Company's Corporate Code of Conduct and Ethics. The Board also expects the Principal Executive Officer (the Company's Chief Executive Officer or CEO), and Principal Financial Officer (the Company's Chief Financial Officer or CFO) to adhere to the Company's Code of Ethics for the Principal Executive Officer and Principal Financial Officer. These documents, as well as the Company's charters for standing committees of the Board, can be found at www.regenerx.com. These documents are also available in print to any security holder who requests it by contacting the Company's Investor Relations department by mail at RegeneRx Biopharmaceuticals, Inc., 3 Bethesda Metro Center, Suite 630, Bethesda, Maryland 20814, by telephone at 301-280-1992, or by e-mail to info@regenerx.com.

Proposal 2

Approval of Amendment to the RegeneRx Biopharmaceuticals, Inc.
Amended and Restated 2000 Stock Option and Incentive Plan, As Amended

        The Board adopted, and stockholders approved, the Company's Amended and Restated 2000 Stock Option and Incentive Plan (the "Existing Plan") in 2002, which is an amended, restated and retitled version of the Company's 2000 Stock Option and Incentive Plan (the "Prior Plan") adopted by the Board, and approved by stockholders, in 2000. The Existing Plan was most recently amended in 2006 to increase the number of shares of Common Stock authorized for issuance thereunder to 4.2 million (the "Pool"). Shares of Common Stock that are subject to outstanding stock options may be added back into the Pool, and may become available for future awards, as a result of any cancellation or termination of unvested or vested but unexercised options, or as a result of the repurchase by the Company of shares issued pursuant to the exercise of vested options. The Existing Plan as amended to date is referred to herein as the "Plan." As of May 8, 2008, the number of shares of common stock that were subject to outstanding stock options that had been awarded under the Plan totaled 3,900,000 shares of Common Stock. As of May 8, 2008, a total of 265,000 shares of Common Stock remained available under the Plan for issuance pursuant to future awards.

        On March 27, 2008, the Compensation Committee of the Board amended the Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the Plan, by 2.3 million shares to an aggregate of 6.5 million shares. The Compensation Committee adopted this Amendment in order to ensure that the Company can continue to grant stock options at levels determined appropriate by the Board in order to attract and retain qualified personnel.

        Stockholders are requested in this Proposal 2 to approve the Amendment to the Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Amendment to the Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 2.

The Amended and Restated 2000 Stock Option and Incentive Plan, as amended

        The essential features of the Plan are outlined below:

        The Plan provides for grants of both "incentive stock options" and "non-qualified stock options," as such terms are defined below, to participants. Participants in the Plan may include employees, directors, consultants and advisors of the Company and its affiliates. The Plan is administered by the Compensation Committee of the Board. Unless otherwise restricted by the Board, the Compensation Committee has the authority and discretion to select participants in the Plan and to grant options under the Plan. The Compensation Committee is authorized under the Plan to fix the terms and conditions of all option awards. The exercise price for options is determined by the Compensation Committee, provided that the exercise price cannot be less than the fair market value of a share on the date of grant of the option. In the case of an incentive stock option granted to a ten percent owner, the exercise price must be at least equal to 110% of the fair market value of a share on the date of grant. The Compensation Committee may set the term of each option granted under the Plan, provided that the term cannot exceed ten years (five years in the case of an incentive stock option granted to ten percent owner). The Plan also gives to the Compensation Committee the authority to determine vesting and exercisability of options granted under the Plan and to specify the method of payment of the exercise price.

        For purposes of the Plan, fair market value is defined to mean the per share closing price of the shares on the securities exchange on which the shares are listed or, if no such price information is reported, the fair market value on such date of a share as the Compensation Committee shall determine. The Plan generally provides that upon an option holder's termination of service for any reason other than for cause or due to death or disability, the option holder's options to the extent vested and exercisable can be exercised up until the earlier to occur of (i) three months following the termination of service or (ii) the expiration of the term of the option. Unless otherwise determined by the Compensation Committee, upon termination of service of an option holder due to death or disability, the option holder's options vested and exercisable can be exercised up until the earlier to occur of (i) one year following the termination of service on account of death or disability or (ii) the expiration of the term of the option. Upon termination of service of an option holder for cause (as defined by the Plan), all of the option holder's unexercised options shall immediately be forfeited.

        The Plan currently provides that the maximum number of shares with respect to which options may be granted under the Plan is four million two hundred thousand (4,200,000) (subject to certain adjustments for changes in the capitalization of the Company) plus any shares repurchased by the Company on the open market and any shares surrendered to the Company in payment of the exercise price of options granted under the Plan. The Plan also limits the total number of options that can be granted to a participant in a calendar year to seven hundred and fifty thousand (750,000), subject to certain adjustments. All of the shares reserved for issuance pursuant to the Plan may be issued subject to awards in the form of incentive stock options. As of May 8, 2008, the maximum number of shares that may be issued pursuant to incentive stock options under the Plan is 265,000.

        The Plan provides that in certain events (including certain mergers or consolidations involving the Company), option holders may have the right to elect to receive cash upon exercise of any option equal to the fair market value of the underlying stock less the exercise price of such option times the number of shares with respect to which the options are option exercised. The Compensation Committee in its discretion will determine whether such amounts are to be paid in cash, property or some combination. The Plan also provides that upon the occurrence of certain events that are treated as a "change in control," all outstanding options generally will become fully vested and exercisable (unless otherwise provided in an option holder's award agreement).

        Options granted under the Plan are restricted as to transferability. Generally, options only may be transferred by will or the laws of descent and distribution, however, non-qualified stock options also may be transferred by gift under certain circumstances and pursuant to certain domestic relations orders. Option holders may be required under the Plan to make certain investment representations in connection with the exercise of options to enable the Company to comply with federal and state securities laws. The Company may refuse delivery of shares under the Plan if the requested representations are not made by an option holder or if the shares have not been registered by the Company on a stock exchange. At the time of delivery of shares under the Plan, option holders may be required to pay any taxes associated with the exercise of the option that the Company is required to withhold. The Plan permits the Company to retain or sell shares that an option holder otherwise would receive upon exercise of the option to cover the tax amounts required to be withheld.

        No person has a right to be selected as a participant in the Plan or to be granted an option under the Plan. Participation in the Plan or the grant of an option under the Plan does not give any participant or option holder rights as an employee of or a consultant or advisor to the Company or the right to be retained in the employ of or as a consultant or advisor to the Company.

        The Compensation Committee generally has the authority to amend, alter, suspend, discontinue, or terminate the Plan without the consent of stockholders or Plan participants. However, to the extent that an amendment to the Plan requires shareholder approval under any applicable federal or state law or regulation or the rules of any stock exchange, the Compensation Committee will seek stockholder approval. Unless otherwise terminated, the Plan will remain effective for a term of ten years from its effective date. The Compensation Committee may not amend, alter, suspend, discontinue or terminate any outstanding option without the consent of the participant.

        A complete copy of the Amended and Restated 2000 Stock Option and Plan, as amended in the manner proposed herein, is attached as Exhibit A.

Federal Income Tax Information

        Incentive Stock Options.    Incentive stock options under the Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Internal Revenue Code of 1986, as amended (the "Code").

        There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any.

        If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss.

        Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

        To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

        Nonstatutory Stock Options.    Nonstatutory stock options granted under the Plan generally have the following federal income tax consequences.

        There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

        Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

        Potential Limitation on Company Deductions.    Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

        Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

Interests of Certain Persons in Matters to be Acted Upon by Stockholders

        The Compensation Committee may determine, in its discretion, to issue options to purchase Common Stock to the Company's named executive officers, or NEOs, and to the Company's current Board members and Board nominees. Each member of the Board is eligible to receive a grant of stock options to purchase up to 15,000 shares of the Company's Common Stock, with such options being granted, beginning this year, at each Annual Meeting of Stockholders. As of the date hereof, the Compensation Committee has not approved any issuances of securities under the Plan as it is proposed to be amended under Proposal 2 above. However, such issuances may be made in the future. Accordingly, to the extent that Proposal 2 is approved by the Company's stockholders, and such issuances are made under the amended Plan, the Company's NEOs, directors and director nominees may be deemed to have an interest in this matter to be acted upon by the Company's stockholders.

Proposal 3

Ratification Of Selection Of Independent Auditors

        The Audit Committee of the Board has selected Reznick Group, P.C. as the Company's independent auditors for the fiscal year ending December 31, 2008, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Reznick has audited the Company's financial statements since 2000. Representatives of Reznick are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the selection of Reznick as the Company's independent auditors. However, the Audit Committee is submitting the selection of Reznick to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Reznick. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

        Fees paid to the Reznick Group, P.C., the Company's independent registered public accounting firm, for the last two fiscal years ended December 31 were as follows:

	2007	2006
Audit fees(1)	$46,000	$43,000
Audit-related fees(2)	2,850	3,750
Tax fees(3)	7,000	—
All other fees(4)	10,000	—
Total	$65,280	$46,750

        (1)
        Audit fees include fees for the audit of the Company's annual financial statements, along with fees associated with the review of the Company's quarterly financial statements.

        (2)
        Audit-related fees include fees for reviews and consents necessary to engage in equity transactions that the Company has, from time to time, executed.

        (3)
        Tax fees include the preparation and filing of the Company's corporate federal and state income tax returns.

        (4)
        All other fees include an executive compensation survey.

        All audit-related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Reznick was compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 3.

Security Ownership Of
Certain Beneficial Owners And Management

        The following table shows, as of May 8, 2008, the beneficial ownership of the Company's Common Stock by (a) each security holder known to the Company to beneficially own more than 5% of the Company's Common Stock, (b) each of the Company's directors, (c) each of the Company's NEOs, and (d) all of the Company's directors and executive officers as a group.

        In general, "Beneficial Ownership" refers to shares that an individual or entity has the power to vote or dispose of, and any rights to acquire Common Stock that are currently exercisable or will become exercisable within 60 days of May 8, 2008 ("Acquirable Within 60 Days.") Unless otherwise indicated, each person named below holds sole investment and voting power, other than the powers that may be shared with the person's spouse under applicable law. The Percent of Common Stock Outstanding represents the respective Beneficial Ownership amount as compared to the total of the Company's outstanding Common Stock on May 8, 2008 which was 51,553,527 plus the respective individual's amount of shares Acquirable Within 60 Days.

	Beneficial Ownership
Name of Beneficial Owner	Common Stock		Acquirable within 60 days	Total		Percent of Common Stock Outstanding
Directors:
J.J. Finkelstein	1,451,638	(1)	606,250	2,057,888		3.9%
Allan Goldstein	1,805,446		393,750	2,199,196		4.2%
Rick Hindin	1,592,710		160,000	1,752,710		3.4%
Joseph McNay	1,339,111		160,000	1,499,111		2.9%
Mauro Bove	—		160,000	160,000		*
L. Thompson Bowles	—		70,416	70,416		*
Executive officers who are not Directors:
David Crockford	—		190,000	190,000		*
Neil Lyons	10,000		118,749	128,749		*
All directors, and executive officers as a group (8 persons)	6,198,905		1,859,165	8,058,070		15.1%
More than 5% stockholders:
Sigma-Tau Finanziaria, S.p.A. and affiliates	21,257,385		1,880,837	23,138,222	(2)	43.3%

*
Less than 1%.

(1)
Consists of (i) 1,443,138 shares owned directly by Mr. Finkelstein over which he has sole voting and dispositive powers; and (ii) 8,500 shares held by Mr. Finkelstein's minor daughter with respect to which Mr. Finkelstein shares voting and dispositive powers.

(2)
Consists of (i) 984,615 shares and 246,154 shares underlying warrants held by Sigma-Tau and (ii) 20,272,770 shares and 1,634,683 shares underlying warrants held by affiliates of Sigma-Tau, including 12,011,185 shares and 589,481 shares underlying warrants held by Defiante Farmaceutica LDA, 3,705,600 shares and 522,601 shares underlying warrants held by Inverlochy Consultodoria & Servicos LDA, and 4,555,985 shares and 522,601 shares underlying warrants owned by Chaumiere—Consultadoria & Servicos SDC Unipessoal LDA. 2,500,000 of the shares held by Inverlochy Consultodoria & Servicos LDA and 2,500,000 of the shares held by Chaumiere—Consultadoria & Servicos SDC Unipessoal LDA, including any shares issued pursuant to the exercise of 166,667 warrants held by Inverlochy Consultodoria & Servicos LDA and 166,667 warrants held by Chaumiere—Consultadoria & Servicos SDC Unipessoal LDA, are subject to a voting agreement whereby the Board has the right to direct the voting of these shares through December 31, 2010. In addition, 923,077 of the shares held by Chaumiere—Consultadoria & Servicos SDC Unipessoal LDA, 307,692 of the shares held by Defiante Farmaceutica LDA and 307,692 of the shares held by Inverlochy Consultodoria & Servicos LDA are subject to a voting agreement whereby the Company has the right to direct the voting of these shares through June 23, 2010.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of our common stock, to report to the SEC their initial ownership of the Company's Common Stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and the Company is required to disclose any late filings or failures to file. To the knowledge of the Company, based solely on its review of the copies of such reports furnished to the Company, or written representations that no filings were necessary, the Company believes that during the past fiscal year its officers, directors and greater than ten percent beneficial owners complied with all filing requirements.

Executive Compensation

        The following table shows for the fiscal years ended December 31, 2007 and 2006, compensation awarded to or paid to, or earned by, the Company's CEO and the next two highest paid executive officers during 2007 (the Company's NEOs).

Name and Principal Position	Year	Salary(1)	Bonus(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total

J.J. Finkelstein, Chief Executive Officer	2007 2006	$299,520 288,000	$22,464 15,000	$116,808 72,500	$22,464 —	17,322 15,990	$478,578 391,490

Neil Lyons, Chief Financial Officer	2007 2006	194,432 182,053	11,798 9,454	145,424 118,840	11,798 —	8,094 7,268	371,546 317,615

David Crockford, VP Clinical and Regulatory Affairs	2007 2006	202,792 192,708	12,246 9,813	120,574 72,500	12,246 —	11,425 10,552	359,283 285,573

(1)
Reflects base salary before pretax contributions and therefore includes compensation deferred under the Company's 401(k) plan.

(2)
Reflects the discretionary portion of the Company's bonus plan.

(3)
These amounts reflect expense recognized by the Company for a portion of the current and prior year option awards to our NEOs, adjusted to assume no forfeitures of the awards. Reference is made to Note 2 "Summary of Significant Accounting Policies" in the Company's Annual Report on Form 10-K for the period ended December 31, 2007, which identifies assumptions made in the valuation of option awards in accordance with SFAS 123R.

(4)
Reflects amounts earned under the Company's bonus plan subject to the achievement of corporate performance goals.

(5)
Primarily reflects the Company's match of executive compensation deferrals into its 401(k) plan, along with supplemental life and disability insurance premiums. None of the individual items exceeded $10,000.

Outstanding Equity Awards at December 31, 2007

        The following information outlines outstanding equity awards held by the Company's NEOs as of December 31, 2007. All of these outstanding equity awards are in the form of stock option awards and none of the Company's NEOs hold any stock awards. All stock option awards reflected in the table below were granted from the Company's Amended and Restated 2000 Stock Option and Incentive Plan, as amended.

Option Awards

Name and Principal Position	Option Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/sh)	Option Expiration Date

J.J. Finkelstein, Chief Executive Officer	1/1/2002 4/1/2005 3/15/2007	(1) (2) (2)	500,000 50,000 —	50,000 125,000	$0.33 3.21 2.34	1/1/2012 4/1/2015 3/15/2014

Neil Lyons, Chief Financial Officer	4/7/2005 3/15/2007	(3) (2)	66,667 —	133,333 75,000	3.10 2.34	4/7/2015 3/15/2014

David Crockford, VP Clinical and Regulatory Affairs	7/1/2003 1/1/2004 4/1/2005 5/25/2005 1/16/2007 3/15/2007	(4) (5) (5) (5) (2) (2)	15,000 56,250 25,000 6,250 — —	68,750 75,000 18,750 50,000 75,000	1.07 0.86 3.21 3.82 2.15 2.34	7/1/2013 1/1/2014 4/1/2015 5/25/2015 1/16/2014 3/15/2014

(1)
The options vest and become exercisable in equal installments on the first three anniversaries of the grant date.

(2)
The options vest and become exercisable in equal installments on the first four anniversaries of the grant date.

(3)
The options vest and become exercisable in equal installments on the first six anniversaries of the grant date.

(4)
The options fully vested upon issuance.

(5)
The options vest and become exercisable on the first five anniversaries of the grant date in the following order: 10%, 15%, 20%, 25%, 30%.

Employment Agreements

        The Company has entered into employment contracts with each of its NEOs, including J.J. Finkelstein, David Crockford and Neil Lyons, our President and Chief Executive Officer; Vice President of Clinical and Regulatory Affairs and Chief Financial Officer, respectively. Mr. Finkelstein's employment agreement was entered into January 1, 2002 and had an initial term of three years. The agreement is automatically extended for successive one-year terms unless the Company or Mr. Finkelstein elect not to extend the agreement. Messrs. Crockford and Lyons' employment agreements were entered into on March 1, 2005 and April 12, 2007, respectively, and both have initial terms of one year and are automatically extended for successive one-year terms unless the Company or Messrs. Crockford and Lyons elect not to extend the agreement. Pursuant to their respective employment agreements, Messrs. Finkelstein, Crockford and Lyons are entitled to participate in and receive all standard employee benefits and to participate in all of the Company's applicable incentive plans, including stock option, stock, bonus, savings and retirement plans.

Potential Payments Upon Termination or Change in Control

        At any time during the terms of Messrs. Finkelstein, Crockford and Lyons' employment agreements, the Board may terminate their employment with or without cause. If either of Messrs. Finkelstein, Crockford or Lyons is terminated without cause, or if Mr. Finkelstein resigns for good reason, then the Company is obligated to pay him a lump sum payment in an amount equal to 12 months of his then annual base salary (less federal and state tax withholding) as severance pay. In addition, all of Mr. Finkelstein's unvested stock options would accelerate and become vested. In addition, in the case of termination without cause by a Chief Executive Officer other than Mr. Finkelstein, all of the unvested stock options granted to Mr. Lyons under his employment would accelerate and become vested. In the case of termination without cause by Mr. Finkelstein, the number of unvested stock options granted to Mr. Lyons under his employment agreement that would have vested in the remainder of the year of his termination would accelerate and become vested. As of December 31, 2007, Mr. Finkelstein had 175,000 unvested stock options and Mr. Lyons had 208,333 unvested stock options. On December 31, 2007, all of these options had exercise prices in excess of the Company's closing stock price and, accordingly, had no intrinsic value as of that date. If either of Messrs. Finkelstein, Crockford or Lyons is terminated for cause, then he is not entitled to receive any payment under his respective employment agreement beyond the date of his termination. For purposes of each employment agreement, "cause" is defined as: (i) refusal, failure or neglect to perform the material duties of his employment under this Agreement (other than by reason of the Executive's physical or mental illness or impairment); (ii) committing willful dishonesty, fraud, embezzlement or misconduct with respect to the business or affairs of the Company; (iii) indictment or conviction of a felony or of any crime involving dishonesty or moral turpitude; or (iv) the executive's refusal to abide by or comply with the directives of the Board or Chief Executive Officer (as applicable), so long as those directives are lawful and ethical. For purposes of Mr. Finkelstein's employment agreement, "good reason" includes a material change in Mr. Finkelstein's duties, certain relocations, a material reduction in his benefits or any failure by us to provide him with the compensation required under his agreement, provided in each case that Mr. Finkelstein has given us notice of the circumstances constituting good reason and such circumstances have gone unremedied for at least 30 days following such notice.

        In addition, if either Messrs. Finkelstein, Crockford or Lyons terminates his employment for any reason within 12 months after a change of control event, as such term is defined in their employment agreements, the Company is obligated to pay the individual a lump sum severance payment equal to 12 months of his then annual base salary (less federal and state tax withholding) and, in the case of Mr. Finkelstein, accelerate the vesting of all unvested stock options granted to him and, in the case of Mr. Lyons, accelerate the vesting of all unvested options granted to him under his employment agreement. As noted above, as of December 31, 2007, Mr. Finkelstein's and Mr. Lyons' unvested options had no intrinsic value. For purposes of the employment agreements, change of control is defined as any of the following events: (a) the dissolution or liquidation of the Company; (b) the sale of all or substantially all of the assets of the Company to an unrelated person or entity; (c) a merger, reorganization or consolidation in which the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction; (d) the sale of all of the outstanding securities of the Company to an unrelated person or entity; (e) if any "individual, firm, corporation, or other entity, or any group (as defined in Section 13(d) of the Exchange Act) other than (1) a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company or (2) the executive becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of (A) the outstanding shares of common stock of the Company, or (B) the combined voting power of the Company's then-outstanding securities entitled to vote generally in the election of directors; or (f) any other transaction in which the owners of the Company's outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the relevant entity after the transaction, in each case, regardless of the form thereof.

        Under the Company's Amended and Restated 2000 Stock Option and Incentive Plan, as amended, all unvested stock options granted to each of our employees under the Plan, including our NEOs, will accelerate and become vested upon the occurrence of a change in control, unless an employee's option agreement provides otherwise. For purposes of the Plan, a change in control includes: (i) any third party or group becoming the beneficial owner of our common stock with respect to which 50% or more of the total number of votes for the election of the Board may be cast, (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board, or (iii) the stockholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly-owned corporation or for a sale or other disposition of all or substantially all the assets of the Company. In the event of a change in control under the Plan, all of the unvested stock options held by each of our NEOs would accelerate and become vested. As of December 31, 2007, Mr. Finkelstein had 175,000 unvested stock options, Mr. Crockford had 287,500 unvested options and Mr. Lyons had 208,333 unvested stock options. As noted above, on December 31, 2007, all of the unvested options held by Messrs. Finkelstein and Lyons had no intrinsic value as of that date. With respect to Mr. Crockford, 68,750 of his unvested stock options as of December 31, 2007, had exercise prices of less than the closing price of our stock on that day. Accordingly, these options had an intrinsic value as of December 31, 2007 of approximately $9,625. The remainder of Mr. Crockford's unvested stock options had strike prices in excess of the Company's closing stock price on December 31, 2007, and, accordingly, had no value as of that date.

        The following table summarizes the potential benefits to each of our NEOs under the circumstances described above as if the triggering event took place on December 31, 2007, adjusted to reflect the terms of employment agreements in effect as of the date hereof.

Name	Acceleration of Stock Option Vesting	Lump Sum Cash Severance Payment	Continuing Health and Welfare Benefits

J.J. Finkelstein	$0	$299,520	$8,322

David Crockford	$9,625	210,223	13,884

Neil Lyons	$0	202,537	16,764

Equity Compensation Plan Information

        The following table gives information about the Company's Common Stock that may be issued upon the exercise of options, warrants and rights under all existing equity compensation plans as of December 31, 2007.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by stockholders	3,545,000	$1.80	620,000
Equity compensation plans not approved by stockholders	—	—	—

Total	3,545,000	$1.80	620,000

2007 Director Compensation

        The following table provides the compensation paid to the Company's directors, including annual board and committee retainer fees, and meeting attendance fees for the fiscal year ended December 31 2007. Information related to Mr. Finkelstein's compensation is detailed in the table for the compensation of NEOs above. Mr. Finkelstein does not receive any additional compensation for his services as a director.

Name	Fees earned or paid in cash(1)	Option awards(2)	All other compensation		Total
Non-independent Director:
Allan Goldstein	$—	$99,084	$203,840	(3)	$302,924
Independent Directors:
Richard Hindin	42,000	59,692	—		101,692
L. Thompson Bowles	20,650	89,980	—		110,630
Joseph McNay	19,450	59,692	—		79,142
Mauro Bove	18,300	59,692	—		77,992

(1)
In 2007, each independent director was eligible to receive an annual cash retainer fee of $13,500 per year. In addition, the chairman of the Audit Committee and the chairman of the Compensation Committee, each receive an annual retainer of $10,000 for the committee chairmanship. In 2007 Mr. Hindin served as the chairman of both committees. Independent Board members were eligible to receive $1,250 for each Board meeting at which the director was present in person, and $400 for each meeting the director participated by telephone. Independent Board members are also eligible to receive $500 for each committee meeting attended, whether in person or by telephone.

(2)
These amounts reflect expense recognized by the Company in 2007 for a portion of the current and prior year option awards to directors, adjusted to assume no forfeiture of the awards. Reference is made to Note 2 "Summary of Significant Accounting Policies" in the Company's Annual Report on Form 10-K for the period ended December 31, 2007 which identifies assumptions made in the valuation of option awards in accordance with SFAS No. 123R. Beginning in 2007 and annually thereafter, the Company's independent directors are eligible to receive a stock option to purchase 15,000 shares of the Company's Common Stock. For 2007, those awards were granted on March 15, 2007. Starting with the 2008 Annual Meeting of Stockholders, those options will be granted upon re-election to the Board. These options vest annually over a four year period, in equal amounts, at each subsequent anniversary date of the grant. Newly elected independent directors will receive an option to purchase 35,000 shares of the Company's Common Stock upon appointment to the Board. At December 31, 2007 Messrs. Hindin, McNay and Bove each held 190,000 unexercised stock options, Dr. Bowles held 115,000 unexercised stock options, and Dr. Goldstein held 475,000 unexercised stock options.

(3)
In addition to being Chairman of the Board, Dr. Goldstein also serves as the Company's Chief Scientific Advisor. In this capacity, Dr. Goldstein received compensation of $182,000 for 2007 and participates in the Company's bonus program. For 2007, Dr. Goldstein received a bonus of $10,920 based on the achievement of corporate performance goals and a discretionary cash bonus of $10,920. Dr. Goldstein is also entitled to receive his annual compensation as severance in the event his agreement with us is terminated without cause or that he terminates his agreement with us for good reason or in the event that he terminates his agreement with us within 12 months of a change of control. His severance would have amounted to $182,000 at December 31, 2007. Dr. Goldstein is not entitled to receive any continuing health and welfare benefits as part of the Company's severance obligation to him. In addition, in the event of a change of control under either his agreement with us or the terms of our Plan, all of Dr. Goldstein's unvested options shall accelerate and become vested. As of December 31, 2007, Dr. Goldstein has 125,000 unvested options, all of which had exercise prices in excess of the Company's closing stock price on that date and, accordingly, would have had no intrinsic value upon acceleration.

Transactions With Related Persons

        On February 29, 2008, the Company closed agreements with two affiliates of Sigma-Tau, who are both accredited investors, with respect to the sale of 5,000,000 shares of Common Stock at a price per share of $1.00 for gross proceeds of $5,000,000. In connection with the offering, the Company also issued warrants to purchase an additional 1,000,000 shares of Common Stock with an exercise price of $1.60 per share. Under the terms of the offering, the Company may, in its sole discretion, repurchase the shares sold in the offering at any time until December 31, 2009, for $2.00 per share or, at any time between January 1, 2010 and December 31, 2010, for $2.50 per share. The Company's repurchase right terminates after December 31, 2010. In addition, the purchasers have agreed to vote the shares sold in the offering, and any additional shares issued pursuant to the exercise of the warrants, at the direction of the Board until December 31, 2010. The warrants have a term of three years. One-third of the warrants vested upon the closing of the offering, one-third is scheduled to vest on December 31, 2008, and one-third is scheduled to vest on December 31, 2009. However, should the Company repurchase all of the shares subject to the offering prior to December 31, 2009, any unvested warrants would terminate as of the date the Company completes the repurchase.

        On December 31, 2007, the Company amended the terms of certain warrants held by Sigma-Tau and other investors which were scheduled to expire between December 31, 2007 and January 7, 2008 to extend the expiration date of each warrant to March 31, 2008 and to eliminate the cashless exercise provisions of these warrants. On March 31, 2008, the Company again amended the terms of such warrants to extend the expiration date of each warrant to December 31, 2009. None of the warrant holders paid any additional consideration for these amendments.

        Each of the foregoing transactions were approved unanimously by the Board following disclosure of the transactions, including the related party benefits, if any.

Householding of Proxy Materials

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are the Company stockholders will be "householding" the Company's proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker. Direct your written request to the Company's Secretary at 3 Bethesda Metro Center, Suite 630, Bethesda, Maryland 20814. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request "householding" of their communications should contact their brokers.

Other Matters

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Allan L. Goldstein, Ph.D. Chairman of the Board
Bethesda, Maryland May 9, 2008

Exhibit A

REGENERX BIOPHARMACEUTICALS, INC.

Amended and Restated 2000 Stock Option and Incentive Plan, as amended
(including the proposed amendment to Section 4)

        1.    Plan Purpose.    The purpose of the Plan is to promote the long-term interests of the Corporation and its stockholders by providing a means for attracting and retaining directors, officers, employees, Consultants and Advisors of the Corporation and its Affiliates and to motivate such persons to exert their best efforts on behalf of the Corporation and its Affiliates.

        2.    Definitions.    The following definitions are applicable to the Plan:

        "Advisor"—means an advisor retained by the Corporation or an Affiliate who: (i) is a natural person; and (ii) provides bona fide services to the Corporation or an Affiliate, which services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Corporation's securities.

        "Affiliate"—means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in Sections 424(e) and (f), respectively, of the Code.

        "Board"—means the board of directors of the Corporation.

        "Cause"—means Termination of Service by reason of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or gross negligence.

        "Code"—means the Internal Revenue Code of 1986, as amended.

        "Committee"—means the Committee referred to in Section 3 hereof.

        "Consultant"—means a consultant retained by the Corporation or a Affiliate who: (i) is a natural person; and (ii) provides bona fide services to the Corporation or an Affiliate, which services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Corporation's securities.

        "Corporation"—means Alpha 1 Biomedicals, Inc., a Delaware corporation, and any successor thereto.

        "Disability"—has the meaning assigned to such term in Section 22(e)(3) of the Code, or any successor provision.

        "Employee" means any person who is employed by the Corporation, and whose wages are reported on a Form W-2. The Corporation's classification as to who is an Employee shall be determinative for purposes of an individual's eligibility under the Plan.

        "Incentive Stock Option"—means an option to purchase Shares granted by the Committee which is intended to qualify as an incentive stock option under Section 422(b) of the Code. Unless otherwise set forth in the Option Agreement, any Option which does not qualify as an Incentive Stock Option for any reason shall be deemed ab initio to be a Non-Qualified Stock Option.

        "Market Value"—means, on the date in question (or, if the date in question is not a trading day, on the last trading day preceding the date in question), the per share closing price of the Shares on the principal securities exchange on which the Shares are listed (if the Shares are so listed), or on the Nasdaq Stock Market (if the Shares are listed on the Nasdaq Stock Market), or, if not listed on a securities exchange or the Nasdaq Stock Market, the average of the per share closing bid prices of the Shares as reported on the OTC Bulletin Board, or, if such bid prices are not reported on the OTC

Bulletin Board, as reported by any nationally recognized quotation service selected by the Committee, in each such case averaged over a period of the twenty (20) trading days preceding the date in question, or, if no such price information is reported, the fair market value on such date of a Share as the Committee shall determine.

        "Non-Qualified Stock Option"—means an option to purchase Shares granted by the Committee which does not qualify, for any reason, as an Incentive Stock Option.

        "Option"—means an Incentive Stock Option or a Non-Qualified Stock Option.

        "Option Agreement"—means the agreement evidencing the grant of an Option under the Plan.

        "Participant"—means any director, officer, employee, Consultant or Advisor of the Corporation or any Affiliate who is selected to receive an Option pursuant to Section 5.

        "Plan"—means this Alpha 1 Biomedicals, Inc. 2000 Stock Option and Incentive Plan.

        "Shares"—means the shares of common stock of the Corporation.

        "Termination of Service"—means cessation of service, for any reason, whether voluntary or involuntary, so that the affected individual is not either (i) an employee of the Corporation or any Affiliate for purposes of an Incentive Stock Option, or (ii) a director, officer, employee, Consultant or Advisor of the Corporation or any Affiliate for purposes of a Non-Qualified Stock Option.

        3.    Administration.

          (a)   The Plan shall be administered by a Committee consisting of either (i) each member of the Board, or (ii) two or more members of the Board appointed by the Board, each of whom (A) shall be an "outside director," as defined under Section 162(m) of the Code and the Treasury regulations thereunder, and (B) shall be a "non-employee director," as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any similar or successor provision. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Options; (ii) determine the number of Shares to be subject to types of Options generally, as well as to individual Options granted under the Plan; (iii) determine the terms and conditions upon which Options shall be granted under the Plan; (iv) prescribe the forms and terms of Option Agreements; (v) establish from time to time regulations for the administration of the Plan; and (vi) interpret the Plan and make all determinations deemed necessary or advisable for the administration of the Plan.

        A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

          (b)    Limitation on Liability.    No Committee member shall be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent allowed by law and the Corporation's bylaws, the Committee shall be indemnified by the Corporation in respect of all their activities under the Plan.

        4.    Shares Subject to Plan.

          (a)   Subject to adjustment by the operation of Section 6, the maximum number of Shares with respect to which Options may be granted under the Plan is six million five hundred thousand (6,500,000), plus (i) the number of Shares repurchased by the Corporation in the open market or otherwise with an aggregate price no greater than the cash proceeds received by the Corporation from the exercise of Options granted under the Plan; plus (ii) any Shares surrendered to the Corporation in payment of the exercise price of Options granted under the Plan. The Shares with respect to which Options may be granted under the Plan may be either authorized and unissued Shares or previously issued Shares reacquired and held as treasury Shares. An Option which terminates shall not be considered to have been granted under the Plan, and new Options may be granted under the Plan with respect to the number of Shares as to which such termination has occurred.

          (b)   During any calendar year, no Participant may be granted Options under the Plan with respect to more than 750,000 Shares, subject to adjustment as provided in Section 6.

        5.    Options.    The Committee is hereby authorized to grant Incentive Stock Options and Non-Qualified Stock Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan and the requirements of applicable law as the Committee shall determine:

          (i)    Exercise Price.    The exercise price per Share for an Option shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Market Value of a Share on the date of grant of such Option; provided, further, that in the case of an Incentive Stock Option granted to an individual who, at the time of grant, is the beneficial owner of stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Affiliate (a "Ten Percent Owner"), such exercise price shall not be less than 110% of the Market Value of a Share on the date of grant of such Option.

          (ii)    Option Term.    The term of each Option shall be fixed by the Committee, but shall be no greater than ten years in the case of a Non-Qualified Stock Option, ten years in the case of an Incentive Stock Option granted to a Participant who is not a Ten Percent Owner, and five years in the case of a Incentive Stock Option granted to a Participant who is a Ten Percent Owner.

          (iii)    Number of Shares and Time and Method of Exercise.    The Committee shall determine the number of Shares underlying each Option and the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

          (iv)    Incentive Stock Options.    Incentive Stock Options may be granted by the Committee only to employees of the Corporation or its Affiliates. No Incentive Stock Option may be granted more than ten years after the effective date of the Plan, as set forth in Section 14. The aggregate Market Value (determined as of the time any Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year shall not exceed $100,000. To the extent that the aggregate Market Value of such Shares exceeds $100,000, such excess shall, upon exercise, be treated as Shares received pursuant to the exercise of a Non-Qualified Stock Option. The Corporation shall designate which Shares to be received by the Participant will be treated as Incentive Stock Option stock and which Shares will be treated as Non-Qualified Stock Option stock by issuing separate share certificates and identifying them as such in the Corporation's share transfer records.

          (v)    Termination of Service.    Unless otherwise determined by the Committee and set forth in the Option Agreement evidencing the grant of the Option, upon Termination of Service of a Participant for any reason other than for Cause or due to death or Disability, each Option granted to the Participant, to the extent then exercisable, shall remain exercisable for the lesser of (A) three months following such Termination of Service and (B) the period of time until the expiration of the Option by its terms. Unless otherwise determined by the Committee and set forth in the Option Agreement evidencing the grant of the Option, upon Termination of Service of a Participant due to death or Disability, each Option granted to the Participant, to the extent then exercisable, shall remain exercisable for the lesser of (A) one year following such Termination of Service and (B) the period of time until the expiration of the Option by its terms. Upon Termination of Service of a Participant for Cause, each Option granted to the Participant, to the extent not previously exercised, shall immediately be forfeited.

        6.    Adjustments Upon Changes in Capitalization.    In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of shares as to which Options may be granted under the Plan and the number and class of shares underlying outstanding Options granted under the Plan (as well as the exercise price of each such outstanding Option) shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Except as otherwise provided herein, any Option which is adjusted as a result of this Section 6 shall be subject to the same terms and conditions as the original Option.

        7.    Effect of Merger on Options.    In the case of any merger, consolidation or combination of the Corporation (other than a merger, consolidation or combination in which the Corporation is the continuing corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof), any Participant to whom an Option has been granted shall have the additional right (subject to the provisions of the Plan and any limitation applicable to such Option), thereafter and during the term of each such Option, to receive upon exercise of any such Option an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the exercise price of such Option, multiplied by the number of Shares with respect to which such Option shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

        8.    Effect of Change in Control.    Each of the events specified in the following clauses (i) through (iii) of this Section 8 shall be deemed a "change in control": (i) any third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, shall become the beneficial owner of shares of the Corporation with respect to which 50% or more of the total number of votes for the election of the Board may be cast, (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation shall cease to constitute a majority of the Board, or (iii) the stockholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly-owned corporation or for a sale or other disposition of all or substantially all the assets of the Corporation. If a tender offer or exchange offer for Shares (other than such an offer by the Corporation) is commenced, or if a change in control shall occur, unless the Committee shall have otherwise provided in the Option Agreement, all Options granted and not fully exercisable shall become exercisable in full upon the happening of such event; provided, however, that no Option which has previously been exercised or otherwise terminated shall become exercisable.

        9.    Assignments and Transfers.    No Incentive Stock Option granted under the Plan shall be transferable other than by will or the laws of descent and distribution. A Non-Qualified Stock Option shall be transferable by will, the laws of descent and distribution, a "domestic relations order," as defined in Section 414(p)(1)(B) of the Code, or a gift to any member of the Participant's immediate family or to a trust for the benefit of one or more of such immediate family members. During the lifetime of an Option recipient, an Option shall be exercisable only by the Option recipient unless it has been transferred as permitted hereby, in which case it shall be exercisable only by such transferee.

For the purpose of this Section 9, a Participant's "immediate family" shall mean the Participant's spouse, children and grandchildren.

        10.    Certain Rights Under the Plan.    No person shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no director, officer, employee, Consultant, Advisor or other person shall have any claim or right to be granted an Option under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken hereunder shall be construed as giving any employee, Consultant or Advisor any right to be retained in the employ of or as a Consultant or Advisor to the Corporation or any Affiliate.

        11.    Delivery and Registration of Stock.    The Corporation's obligation to deliver Shares with respect to an Option shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state or local securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

        12.    Withholding, Notice of Disposition.

          (a)   Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option pursuant to the Plan, the Corporation shall have the right to require the Participant or such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld. If the Corporation retains or sells a number of Shares that a Participant otherwise would be entitled to, the fair market value of the Shares retained for such purpose shall not exceed the minimum required Federal, state and local tax withholding due upon exercise of the Option. All withholding decisions pursuant to this Section 12 shall be at the sole discretion of the Committee or the Corporation.

          (b)   A Participant shall immediately notify the Corporation in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any Shares acquired through exercise of an Incentive Stock Option, within two (2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such Shares, setting forth the date and manner of disposition, the number of Shares disposed of and the price at which such Shares were disposed. The Corporation shall be entitled to withhold from any compensation or other payments then or thereafter due to the Participant such amounts as may be necessary to satisfy any withholding requirements of Federal or state law or regulation and, further, to collect from the Participant any additional amounts which may be required for such purpose.

        13.    Amendment or Termination.

          (a)   The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of shareholders or Participants, except that any such action will be subject to the approval of the Corporation's shareholders if, when and to the extent such shareholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board, in its discretion, determines to seek such shareholder approval.

          (b)   The Committee may waive any conditions of or rights of the Corporation or modify or amend the terms of any outstanding Option. The Committee may not, however, amend, alter, suspend, discontinue or terminate any outstanding Option without the consent of the Participant or holder thereof, except as otherwise provided herein.

        14.    Effective Date and Term of Plan.    The Plan shall become effective upon the later of its adoption by the Board or its approval by the shareholders of the Corporation. It shall continue in effect for a term of ten years thereafter unless sooner terminated under Section 13 hereof.

ANNUAL MEETING OF STOCKHOLDERS OF
REGENERX BIOPHARMACEUTICALS, INC.
July 2, 2008

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS AVOTE FOR ALL THE NOMINEES LISTED AND FOR PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:
NOMINEES:
☐	FOR ALL NOMINEES	☐	J.J. Finkelstein
		☐	Allan L. Goldstein
☐	WITHHOLD AUTHORITY	☐	Joseph C. McNay
	FOR ALL NOMINEES	☐	L. Thompson Bowles
		☐	Richard J. Hindin
☐	FOR ALL EXCEPT (See instructions below)	☐	Mauro Bove

		FOR	AGAINST	ABSTAIN
2.	Amend the RegeneRx Biopharmaceuticals, Inc. Amended and Restated 2000 Stock Option and Incentive Plan, as amended, to increase the number of shares available for issuance under the plan from 4,200,000 to 6,500,000.	☐	☐	☐
3.	Ratify Reznick Group, P.C., as the Independent Registered Public Accounting Firm for RegeneRx Biopharmaceuticals, Inc., for the fiscal year ending December 31, 2008.	☐	☐	☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:    ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.    ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY
REGENERX BIOPHARMACEUTICALS, INC.
Notice of 2008 Annual Meeting of Stockholders—July 2, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF REGENERX BIOPHARMACEUTICALS, INC.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on July 2, 2008 and the Proxy Statement and appoints J.J. Finkelstein, Richard J. Hindin and C. Neil Lyons and each of them, the attorneys and proxies of the undersigned, each with full power of substitution, to vote all the shares of common stock of RegeneRx Biopharmaceuticals, Inc., which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2008 Annual Meeting of Stockholders to be held at the offices of Cooley Godward Kronish LLP, One Freedom Square, Reston Town Center, 11951 Freedom Drive, Reston, VA, and at any adjournment or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side of this card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE AND A VOTE FOR PROPOSALS 2 AND 3. IF NO INSTRUCTION TO THE CONTRARY IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 and 3.

(Continued and to be signed on the reverse side)

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
REGENERX BIOPHARMACEUTICALS, INC. 3 Bethesda Metro Center, Suite 630 Bethesda, Maryland 20814 (301) 280-1992
PROXY STATEMENT FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Proposal 1 Election Of Directors
Information Regarding the Board of Directors and Corporate Governance
Proposal 2 Approval of Amendment to the RegeneRx Biopharmaceuticals, Inc. Amended and Restated 2000 Stock Option and Incentive Plan, As Amended
Proposal 3 Ratification Of Selection Of Independent Auditors
Security Ownership Of Certain Beneficial Owners And Management
Section 16(a) Beneficial Ownership Reporting Compliance
Executive Compensation
Transactions With Related Persons
Householding of Proxy Materials
Other Matters
Exhibit A
REGENERX BIOPHARMACEUTICALS, INC. Amended and Restated 2000 Stock Option and Incentive Plan, as amended (including the proposed amendment to Section 4)